UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243

(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2009, the Circuit Court of Jefferson County, Alabama entered an Order of Partial Final Judgment, attached hereto and incorporated herein by reference as Exhibit 99.1 (the “Final Order”), in the derivative litigation captioned Tucker v. Scrushy (CV-02-5212) approving the agreement (the “Settlement Agreement”) among HealthSouth Corporation (“HealthSouth”), the stockholder derivative plaintiffs and UBS Securities, LLC (“UBS”) to settle litigation filed by the derivative plaintiffs on HealthSouth’s behalf. The Settlement Agreement, the material terms of which were previously disclosed in HealthSouth’s Form 8-K furnished October 27, 2008, is attached hereto and incorporated herein by reference as Exhibit 99.2. The Settlement Agreement relates only to UBS and does not relate to the other defendants or otherwise affect the Tucker derivative litigation. The Settlement Agreement will be effective as of February 25, 2009 provided there are no appeals of the Final Order.

The Final Order also approved the Settlement Agreement and Stipulation regarding Fees entered into by HealthSouth and derivative plaintiff Tucker and his counsel, attached hereto and incorporated herein by reference as Exhibit 99.3 (the “Fee Stipulation”), which relates to the award of fees and expenses to the attorneys for the derivative plaintiffs. The Fee Stipulation resolves the matters raised in the Plaintiffs’ Counsel’s Petition for Fees as to Recovery in Settlement of $133 Million from Defendant UBS Securities LLC previously filed as Exhibit 99.2 to HealthSouth’s Form 8-K furnished December 12, 2008 and in the objections filed in response to that Petition. The Fee Stipulation provides the following with regard to derivative counsel fees for certain claims originally filed in the Tucker action:

•	Derivative counsel shall receive $25.0 million in attorneys’ fees and approximately $1.2 million in expenses to be paid from the $100 million cash settlement proceeds received from UBS;
•	Derivative counsel shall receive 11% of any future recovery from the defendant Ernst & Young, LLP in the Tucker case for attorneys’ fees, plus reasonable expenses;
•

Derivative counsel shall receive 35% of any monetary judgment recovery collected from the defendant Richard M. Scrushy in the Tucker case for attorneys’ fees, plus reasonable expenses; provided that in the event there is a judgment against Mr. Scrushy in the Tucker case and Mr. Scrushy obtains a judgment against HealthSouth that offsets or recoups all or a portion of the judgment against Mr. Scrushy, the derivative plaintiffs’ attorneys in the Tucker case shall receive a fee of 15% of the amount of the offset or recoupment. Further, with regard to the claims against Mr. Scrushy, in the event of a negotiated settlement of HealthSouth’s claims against Mr. Scrushy and Mr. Scrushy’s claims against HealthSouth, derivative counsel shall receive the greater of $5.0 million or 35% of the settlement amount paid by Mr. Scrushy to HealthSouth; and

•

Derivative counsel shall receive 35% of any monetary recovery collected from any recovery against the individual defendants in the Tucker case who pled guilty to criminal violations for their role in the accounting fraud affecting HealthSouth, for attorneys’ fees, plus reasonable expenses.

Certain matters discussed herein may constitute forward-looking statements that represent HealthSouth’s current expectations and beliefs concerning the future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such information is based on numerous assumptions and involves a number of risks and uncertainties, many of which are beyond HealthSouth’s control.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Order and Partial Final Judgment Pursuant to A.R.C.P. Rule 54(b).

99.2	Stipulation of Settlement with UBS Securities LLC.

99.3	Settlement Agreement and Stipulation regarding Fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Dated: January 20, 2009